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                 [KEVIN P. MARTIN & ASSOCIATES, P.C. LETTERHEAD]






              CONSENT TO INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the inclusion in this Registration Statement on Form S-11 of our report dated June 14, 2001 on the audit of the balance sheet of BCA Associates Limited Partnership as of June 1, 2001. We also consent to our firm under the caption of "Experts."




                                         /s/ Kevin P. Martin & Associates, P.C.
                                         KEVIN P. MARTIN & ASSOCIATES, P.C.


July 23, 2001
Braintree, MA 02184